UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2011

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revised 2010 Annual (Short-Term) Non-Equity Incentive Payments. In February 2011, the Board of Directors ("Board") of the Federal Home Loan Bank of San Francisco ("Bank") approved 2010 incentive compensation awards for the Bank's named executive officers under the Bank's 2010 President's Incentive Plan ("2010 PIP"), 2010 Executive Incentive Plan ("2010 EIP"), and 2008-2010 Executive Performance Unit Plan ("2008-2010 EPUP"), which awards were to be effective after completion of a review by the Bank's primary regulator, the Federal Housing Finance Agency (the "Finance Agency"). On May 27, 2011, the Board gave further consideration to management's achievements and performance during 2010 in connection with the "Risk Management Goal" component of the 2010 PIP and 2010 EIP and the Bank's continuing efforts and initiatives to enhance the Bank's risk management infrastructure. After further review, the Board modified the achievement level for the 2010 Risk Management Goal component from 92.5% to 75%, which resulted in adjusted 2010 annual (short-term) non-equity incentive awards under the 2010 PIP and 2010 EIP and 2010 total compensation for all of the named executive officers, as follows: Dean Schultz, $359,700 (2010 PIP) and $2,189,292 (2010 total compensation); Lisa B. MacMillen, $184,300 (2010 EIP ) and $1,428,371 (2010 total compensation); Steven T. Honda, $124,200 (2010 EIP ) and $859,577 (2010 total compensation); David H. Martens, $124,200 (2010 EIP ) and $883,690 (2010 total compensation); Lawrence H. Parks, $182,100 (2010 EIP ) and $1,181,866 (2010 total compensation); and Kenneth C. Miller $175,100 (2010 EIP ) and $956,455 (2010 total compensation). On June 1, 2011, the Finance Agency issued its non-objection to the 2010 incentive compensation awards under the 2010 PIP and 2010 EIP, as modified, and the 2008-2010 EPUP.

Change in Control Agreements. The Board approved a Change in Control Severance Agreement with Dean Schultz, President and Chief Executive Officer, and Lisa B. MacMillen, Executive Vice President and Chief Operating Officer (each referred to as the "Executive," and their respective agreements referred to as the "Agreements"). The Agreements became effective as of June 1, 2011. A copy of the executed Agreements with Mr. Schultz and Ms. MacMillen are included as Exhibits 99.1 and 99.2 to this Current Report, respectively, and are incorporated herein by reference. The following discussion of terms of the Agreements is qualified in its entirety by reference to the Agreements.

The Agreements provide for a severance payment and continued benefits if the Executive's employment terminates under certain circumstances in connection with a "Change in Control" (as defined in the Agreements) of the Bank. In particular, under the terms of the Agreements, if the Executive terminates his or her employment for "Good Reason" during the period commencing on the ninetieth (90th) calendar day prior to a Change in Control and ending on the first anniversary of the Change in Control, the Executive shall be entitled to receive, in lieu of any severance benefits to which the Executive may otherwise be entitled under any severance plan or program of the Bank, the following:

      The Executive's fully earned but unpaid base salary through the date of termination, together with all other amounts and benefits to which the Executive is entitled under any benefit plan or practice of the Bank (other than the Bank's Corporate Senior Officer Severance Policy discussed below, and any other Bank severance policy or plan) at the time of termination;
      Severance pay in an amount equal to the sum of:
        two times the Executive's annual base salary as in effect immediately prior to the date of termination; plus two times the Executive's "Annual Incentive Amount" (as defined in the Agreements);
      For the period beginning on the date of termination and ending on the one hundred eightieth (180th) calendar day following the first anniversary of the date of termination (or, if earlier, the date on which Executive accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage), the Bank shall pay for and provide the Executive and his or her dependents with healthcare and life insurance benefits that are substantially the same as the benefits provided to the Executive immediately prior to the date of termination; and
      Executive-level outplacement services at the Bank's expense, not to exceed $25,000, provided by a firm selected by the Executive from a list compiled by the Bank.

In the event the Executive receives any severance benefits pursuant to any other Bank severance policy or plan, including the Bank's Corporate Senior Officer Severance Policy, the amount of the severance benefits payable pursuant to paragraphs B, C and D above shall be automatically reduced by the benefits and payments received by the Executive pursuant to the other plan or policy. If the Bank is not in compliance with any applicable regulatory capital or regulatory leverage requirement or if any of the payments required to be made pursuant to paragraphs B or D above would cause the Bank to fall below such applicable regulatory requirements, such payment shall be delayed until such time as the Bank achieves compliance with its regulatory capital requirements.

Corporate Senior Officer Severance Policy. The Board adopted the Corporate Senior Officer Severance Policy ("Senior Officers' Policy") applicable to the president, executive vice president and senior vice presidents, effective June 1, 2011. A copy of the Senior Officers' Policy is included as Exhibit 99.3 to this Current Report, and is incorporated herein by reference. The following discussion of terms of the Senior Officers' Policy is qualified in its entirety by reference to the Senior Officers' Policy.

Prior to the adoption of the Senior Officers' Policy, the above executive officers were subject to the Bank's Corporate Officer Severance Policy ("Officers' Policy") as discussed in the Bank's 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2011 (Commission File No. 000-51398), which provides severance benefits in the event that the employee's employment is terminated because the employee's job or position is eliminated or because the job or position is substantially modified so that the employee is no longer qualified or cannot perform the revised job. For these officers, severance under the Officers' Policy would be equal to the greater of (i) 12 weeks of the officer's base salary, or (ii) the sum of three weeks of the officer's base salary plus three weeks of the officer's base salary for each full year of service and three weeks of base salary prorated for each partial year of service at the Bank to a maximum of 52 weeks of base salary. The Bank's Officers' Policy also provides one month of continued health and life insurance benefits and, at the Bank's discretion, outplacement assistance.

The Senior Officers' Policy provides the executive officers with the same severance benefits as provided in the Officers' Policy described above, but unlike the Officers' Policy, the Senior Officers' Policy also provides severance payments in connection with a "Change in Control" (as defined by the Senior Officers' Policy), as described below.

Under the Senior Officers' Policy, in the event the president or the executive vice president experiences a termination of employment in connection with a Change in Control, severance and benefits will be payable pursuant to the Agreements described above. The Senior Officers' Policy provides that no provisions of the Agreements are superseded by the Senior Officers' Policy, and the Agreements will otherwise remain in full force and effect.

With respect to the Bank's senior vice presidents, the Senior Officers' Policy provides that in the event such executive officers are involuntarily terminated under certain circumstances in connection with a Change in Control without "Cause" (as defined by the Senior Officers' Policy) or voluntarily terminate employment with "Good Reason" (as defined by the Senior Officers' Policy) within ninety (90) calendar days prior to a Change in Control or during a one-year period following a Change in Control, upon the Bank's timely receipt of an executed Separation Agreement and Release that has become irrevocable in accordance with its terms and applicable law, these executive officers will receive severance pay in a lump sum equal to one year of base salary.

In addition, under the Senior Officers' Policy, in the event of a Change in Control, senior vice presidents will be entitled to continued health and life insurance coverage under the Bank's group health and life insurance policies, at the Bank's expense, for a period of 12 months beginning as of the first month immediately following the effective date of separation. However, the Bank will immediately cease paying such premiums prior to the end of the 12-month period if the executive officer accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage during the 12-month period.

If the Bank is not in compliance with any applicable regulatory capital or regulatory leverage requirement or if any of the payments required to be made to senior vice presidents pursuant to the Senior Officers' Policy would cause the Bank to fall below such applicable regulatory requirements, such payment shall be delayed until such time as the Bank achieves compliance with its regulatory capital requirements.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Change in Control Severance Agreement for Dean Schultz
99.2	Change in Control Severance Agreement for Lisa B. MacMillen
99.3	Corporate Senior Officer Severance Policy

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: June 7, 2011	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer

Exhibit Index
Exhibit No.	Description
99.1	Change in Control Severance Agreement for Dean Schultz
99.2	Change in Control Severance Agreement for Lisa B. MacMillen
99.3	Corporate Senior Officer Severance Policy